UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2006

                                   Averox Inc.
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             (Exact name of registrant as specified in its charter)

           Nevada                      000-28867                 88-0407936
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(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

Suite No. 7, Ground Floor, Evacuee Trust Complex,
   Agha Khan Rd., F 5/1 Islamabad, Pakistan
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    (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code +92-51-2875737


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      (b) On April 26, 2007, the Board of Directors of Averox Inc. (the "Registrant") appointed Graham Hill to its Board of Directors. There was no arrangement or understanding with Mr. Hill pursuant to which he was nominated to serve on the Registrant's Board. Mr. Hill is an employee of the Registrant and, as such, is not expected to serve on any committee of the Registrant's Board.

      Since July 1, 2005, Mr. Hill has not been a party to any agreement, arrangement or understanding in which the amount involved exceeded the lesser of $120,000 or one percent of the average of Registrant's total assets as of June 30, 2006, 2005 and 2004.

      Mr. Hill is currently the Registrant's Senior Vice President of Sales and is a party to a certain Employment Contract dated March 15, 2007 between Mr. Hill and Averox FZ-LLC, a wholly-owned subsidiary of the Registrant. Under the terms of the Employment Contract, Mr. Hill receives a base salary of $32, 671 per annum, a housing allowance of $16,336 per annum and a transportation/recreation/entertainment allowance of $10,619 per annum. The agreement provides Mr. Hill with the opportunity to earn an annual bonus of $150,000 if he achieves software sales of $2 million or $3 million of network or other sales with margins of 25% or more. Mr. Hill is also eligible to be granted stock options under option plans which the Registrant may, in the future, adopt for its employees. Mr. Hill will also receive one airline ticket per year to his primary residence outside of Dubai and, upon termination of his employment, a one-way air tick to his primary residence. The Employment Contract is terminable by either Mr. Hill or the Registrant at any time on 30 days notice.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (d)   Exhibits

      2.1 Employment Contract dated March 15, 2007 between Averox FZ-LLC and Graham Hill.


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

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          AVEROX INC.


Date: May 1, 2007                         By: /s/ Salman Mahmood
                                              ----------------------------------
                                          Name: Salman Mahmood
                                          Title: Chairman of the Board and Chief
                                                 Executive Officer,
                                                 (Principal Executive Officer)


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